Exhibit 99.2

THE PEOPLES BANK

 BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Cash and Due from Banks	$1,830,823	$1,704,217
Federal Funds Sold	3,389,475	612,955
Total Cash and Cash Equivalents	5,220,298	2,317,172

Interest-Bearing Deposits in Other Banks	1,743,000	1,743,000
Investment Securities Available for Sale, at Fair Value	6,041,622	6,339,708
Loans, Net of Allowance for Loan Losses of $1,708,841 and $1,703,341, respectively	150,419,035	142,192,992
Investments in Restricted Stock, at Cost	692,200	689,100
Premises and Equipment, Net	1,209,265	1,260,815
Accrued Interest Receivable	428,905	533,673
Prepaid Expenses and Other	277,887	180,188
TOTAL ASSETS	$166,032,212	$155,256,648

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$22,046,740	$20,599,803
Interest Bearing	114,712,207	106,299,479
Total Deposits	136,758,947	126,899,282

Advances from Federal Home Loan Bank	13,000,000	13,250,000
Accrued Interest Payable	33,662	23,427
Deferred Income Taxes	235,564	273,093
Other	196,912	348,179
Total Liabilities	150,225,085	140,793,981

SHAREHOLDERS' EQUITY
Common Stock, $10 Par Value; 110,000 Shares Authorized; 102,666 Shares Issued and Outstanding in 2018 and 2017	1,026,660	1,026,660
Additional Paid-In Capital	5,279,868	5,279,868
Retained Earnings	9,484,024	8,074,736
Accumulated Other Comprehensive Income	16,575	81,403
Total Shareholders' Equity	15,807,127	14,462,667
TOTAL LIABILITIES AND EQUITY	$166,032,212	$155,256,648

THE PEOPLES BANK

 STATEMENTS OF INCOME

	Six Months Ended
	June 30,
	2018	2017
	(Unaudited)
INTEREST INCOME
Loans	$3,815,949	$3,117,540
Investment Securities	129,396	129,101
Federal Funds Sold	17,861	19,549
Total Interest Income	3,963,206	3,266,190

INTEREST EXPENSE
Deposits	520,241	294,260
Borrowed Funds	94,426	27,817
Total Interest Expense	614,667	322,077

NET INTEREST INCOME	3,348,539	2,944,113

PROVISION FOR LOAN LOSSES	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,348,539	2,944,113

NONINTEREST INCOME
Service Charges on Loans	82,103	62,108
Service Charges on Demand Deposits	80,549	63,454
Other Service Charges and Fees	16,172	13,826
Other	38,640	47,261
Total Noninterest Income	217,464	186,649

NONINTEREST EXPENSE
Salaries and Employee Benefits	853,505	819,448
Occupancy and Equipment	348,478	366,785
Legal and Professional	81,577	62,213
Data Processing	155,240	151,147
FDIC Insurance and Regulatory Fees	61,537	44,946
Other Real Estate/Foreclosure Expense	379	284
Other	189,077	192,659
Total Noninterest Expense	1,689,793	1,637,482

INCOME BEFORE INCOME TAXES	1,876,210	1,493,280

INCOME TAXES	466,926	567,461

NET INCOME	$1,409,284	$925,819

THE PEOPLES BANK

STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2018	2017
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,409,284	$925,819

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Provision for Loan Losses	—	—
Depreciation	49,998	78,000
Deferred Income Taxes	—	—
Net Amortization/Accretion of Premiums/Discounts on Investment Securities	22,425	26,468
Gain on Sales of Fixed Assets	—	(750)
(Increase) Decrease in:
Accrued Interest Receivable	104,768	18,138
Prepaid Expenses and Other Assets	(97,694)	64,944
Increase (Decrease) in:
Accrued Interest Payable	10,235	(878)
Other Liabilities	(151,267)	59,932
Total Adjustments	(61,535)	245,854
Net Cash Provided by Operating Activities	1,347,749	1,171,673

CASH FLOWS FROM INVESTING ACTIVITIES
Calls, Maturities and Prepayments of Investment Securities	173,303	281,999
Purchases of Restricted Stock	(3,100)	(442,200)
Net Increase in Loans	(8,226,043)	(13,385,245)
Purchases of Premises and Equipment	(29,440)	(36,905)
Proceeds from Sales of Fixed Assets	30,992	750
Net Cash Used in Investing Activities	(8,054,288)	(13,581,601)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Increase (Decrease) in:
Deposits	9,859,665	2,484,499
Advances from Federal Home Loan Bank	(250,000)	4,500,000
Net Cash Provided by Financing Activities	9,609,665	6,984,499

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,903,126	(5,425,429)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	2,317,172	9,705,243

CASH AND CASH EQUIVALENTS AT END OF SIX MONTHS	$5,220,298	$4,279,814

Supplementary Disclosures of Non-Cash Investing Activities:
Change in Unrealized Gain/Loss on Investment Securities Available for Sale	$(102,358)	$47,760
Change in Deferred Income Taxes Associated with Unrealized Gain/Loss on Investment Securities Available for Sale	$(37,530)	$16,239
Change in Net Unrealized Gain/Loss on Investment Securities Available for Sale	$(64,828)	$31,521